SEALE and BEERS, CPAs

PCAOB REGISTERED AUDITORS

www.sealebeers.com

November 18, 2015

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated October 29, 2015 of Peartrack Security Systems, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our resignation.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

Seale and Beers, CPAs

PCAOB Registered Auditors
8250 W Charleston Blvd Suite 100 - Las Vegas, NV 89117 Phone: (888)727-8251 Fax: (888)782-2351